Exhibit 99.1

NEWS RELEASE CONTACT Tom Tomlinson Chief Executive Officer and President 949.242.5300

FUJIAN THAI HOT INVESTMENT COMPLETES PURCHASE OF A MAJORITY

INTEREST IN ALLIANCE HEALTHCARE SERVICES

Governance, Voting and Standstill Agreement Completed as of Close of Transaction. Qisen

Huang, Heping Feng and Tao Zhang Appointed to the Alliance Board of Directors.

NEWPORT BEACH, CA — March 29, 2016 — Alliance HealthCare Services, Inc. (NASDAQ: AIQ) (the “Company”, “Alliance”, “we” or “our”), a leading national provider of outsourced radiology, oncology and interventional services, announced today that the Company entered into a Governance, Voting and Standstill Agreement (the “Governance Agreement”) with Fujian Thai Hot Investment Co., Ltd (“Fujian Thai Hot”) with respect to the acquisition by Fujian Thai Hot of 5,537,945 shares of common stock of the Company from funds managed by Oaktree Capital Management, L.P. and MTS Health Investors, LLC, and Larry C. Buckelew (together, the “Selling Stockholders”) (the “Transaction”). Fujian Thai Hot now owns an aggregate of approximately 51.5% of the outstanding common stock of the Company. The Company did not sell any shares in the Transaction.

Tom Tomlinson, Chief Executive Officer and President of Alliance, commented, “We are thrilled to welcome our new partner, Fujian Thai Hot, and look forward to collaborating with our new Board Chairman Qisen Huang as well as Mr. Feng and Dr. Zhang as new Board members. Supported by leadership from Fujian Thai Hot, our team remains focused on executing against our long-term strategic growth plan, improving the long-term profitability of our business and enhancing the value proposition we provide to our customers. Additionally, Fujian Thai Hot’s international experience will help Alliance evaluate global opportunities as we look to expand our footprint, including capitalizing on opportunities in China and other global markets that have an unmet need for quality healthcare services.”

Qisen Huang, Founder and Chairman of Fujian Thai Hot, and as of today, Chairman of the Alliance HealthCare Services Board of Directors (the “Board”), said, “The synergies between our two companies will support strategic growth of Alliance in the decades to come, while at the same time, provide Chinese patients with access to the American standard of healthcare. As we work toward achieving this goal together, we all are contributing to a greater good.”

The Chairman continued, “I respect the great accomplishments that Alliance has made over the past decades which include being a market leader in medical imaging and radiation oncology, as well as accelerating growth in the fragmented pain management sector. I expect the Alliance leadership team to continue executing on its long-term strategies while sharing best practices with the Chinese market. Together, I trust that Fujian Thai Hot and Alliance can make a great difference and change the way healthcare is delivered in China, while continuing strong growth and innovation in the United States.”

Governance Agreement

The Governance Agreement with Fujian Thai Hot is effective as of the closing of the Transaction. The Governance Agreement and other matters related to the Transaction were approved by a Special Committee of the Board composed of independent directors of the Company not affiliated with any Selling Stockholder.

The Governance Agreement provides, in part, that Fujian Thai Hot and its affiliates are prohibited, for a period of three years from the date of the closing of the Transaction, from acquiring additional shares of the Company’s common stock without the prior consent of a majority of the unaffiliated directors, provided that, if Fujian Thai Hot’s beneficial ownership falls below 51.5% of the outstanding common stock, Fujian Thai Hot has the right to acquire additional shares to maintain its beneficial ownership at up to 51.5% if such right is exercised within 120 days of Fujian Thai Hot’s beneficial ownership level falling below such level.

Board Appointees

Qisen Huang, Heping Feng and Tao Zhang were appointed to the Board. The new directors replaced Michael Harmon, Curtis Lane and Aaron Bendikson who resigned from the Board effective as of the closing of the Transaction. Mr. Feng and Mr. Zhang have each been appointed to serve on the Compensation and the Nominating and Corporate Governance Committees of the Board.

Credit Amendment

In connection with the closing of the Transaction, the Company also entered into an Amendment to the Company’s Credit Agreement (the “Credit Amendment”) . Under the Credit Amendment, the Company’s Credit Agreement was amended such that the sale of shares of Alliance by the Selling Stockholders to Fujian Thai Hot would not be deemed to constitute a change of control and the soft call provision was reinstated to commence on the date the Credit Amendment is effective and end the date that is twelve (12) months after such commencement.

About Alliance HealthCare Services

Alliance HealthCare Services (NASDAQ: AIQ) is a leading national provider of outsourced healthcare services to hospitals and providers. We also operate freestanding outpatient radiology, oncology and interventional services clinics, and Ambulatory Surgical Centers (“ASC”) that are not owned by hospitals or providers. Diagnostic radiology services are delivered through the Radiology Division (Alliance HealthCare Radiology), radiation oncology services are delivered through the Oncology Division (Alliance Oncology), and interventional and pain management services are delivered through the Interventional Services Division (Alliance HealthCare Interventional Partners). Alliance is the nation’s largest provider of advanced diagnostic mobile imaging services, an industry-leading operator of fixed-site imaging centers, and a leading provider of stereotactic radiosurgery nationwide. As of December 31, 2015, Alliance operated 563 diagnostic radiology and radiation therapy systems, including 116 fixed-site radiology centers across the country; and 32 radiation therapy centers and SRS facilities. With a strategy of partnering with hospitals, health systems and physician practices, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 45 states, where approximately 2,430 Alliance Team Members are committed to providing exceptional patient care and exceeding customer expectations. For more information, visit www.alliancehealthcareservices-us.com.

About Fujian Thai Hot Investment

Fujian Thai Hot Investment Co., Ltd is an investment holding company based in Fuzhou, China, holding a diversified portfolio of assets in various industries including real estate development, securities, hospitality, biomedicine and healthcare. Fujian Thai Hot was founded in 1996 and its total assets exceeded $13 billion as of December 31, 2015. Fujian Thai Hot’s diversified portfolio includes controlling ownership in Thai Hot Group, one of the leading real-estate developers in China listed on the Shenzhen Stock Exchange (SZSE:000732). Fujian Thai Hot is also the third largest shareholder of the Shanghai Stock Exchange listed Dongxing Securities (SHSE:601198). Fujian Thai Hot expanded its business landscape to include biomedicine and healthcare industry by acquiring a large-scale pharmaceutical company. In early 2015, Fujian Thai Hot made healthcare and medical services one of its top priorities, including radiology and oncology, and it intends to expand healthcare services in mainland China to an underserved healthcare marketplace. Qisen Huang (also cited as “Kisum Wong”) is the Founder and Chairman of Fujian Thai Hot.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, without limitation, the Company’s long-term value proposition, growth and international market and other opportunities. Forward-looking statements can be identified by the use of forward looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For a complete list of risks and uncertainties, please refer to the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.